UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 5, 2013
Date of Report (date of earliest event reported)

LEAPFROG ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31396 (Commission File Number)	95-4652013 (IRS Employer Identification No.)

6401 Hollis Street, Suite 100
Emeryville, California 94608-1463
(Address of principal executive offices) (Zip Code)

(510) 420-5000 Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2013, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The following proposals were submitted to and acted on by the stockholders at the Annual Meeting:

•	Proposal 1: Election of our Board’s eight nominees for director to serve for the ensuing year and until their successors are elected.

•	Proposal 2: Ratification of the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

The foregoing proposals are described in more detail in our Proxy Statement. The final results for the votes regarding each proposal are set forth below:

Proposal 1

The following directors were elected to our Board by the following votes:

Nominee	For	Authority Withheld	Broker Non-Vote
John Barbour	79,050,605	531,627	17,114,278
William B. Chiasson	78,789,473	792,759	17,114,278
Thomas J. Kalinske	66,522,866	13,059,366	17,114,278
Stanley E. Maron	78,929,068	653,164	17,114,278
E. Stanton McKee, Jr.	79,057,362	524,870	17,114,278
Theodore R. Mitchell	65,935,322	13,646,910	17,114,278
Randy O. Rissman	79,062,476	519,756	17,114,278
Caden C. Wang	78,642,711	939,521	17,114,278

Proposal 2

The proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013 was ratified by the following vote:

For	Against	Abstained
89,117,034	7,230,589	348,487

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.

Date: June 6, 2013	By:	/s/ Raymond L. Arthur
Raymond L. Arthur
Chief Financial Officer